As filed with the Securities and Exchange Commission on February 15, 2000

                                                Registration No. 333-96055

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------
                          CROSSWORLDS SOFTWARE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                               ----------------

            Delaware                           7372                        94-3240149
  (State or Other Jurisdiction
               of                  (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)       Identification Number)

                       577 Airport Boulevard, Suite 800
                             Burlingame, CA 94010
                                (650) 685-9000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ----------------

                                 Mark R. Kent
                            Chief Financial Officer
                       577 Airport Boulevard, Suite 800
                             Burlingame, CA 94010
                                (650) 685-9000
 (Name, Address Including Zip Code, and Telephone Number Including Area Code,
                             of Agent For Service)

                               ----------------

                                  Copies to:

               Jon E. Gavenman                                  Neil Wolff
              C. Howard Korrell                               John Y. Sasaki
              Venture Law Group                                Jon P. Layman
         A Professional Corporation                  Wilson Sonsini Goodrich & Rosati
             2800 Sand Hill Road                         Professional Corporation
            Menlo Park, CA 94025                            650 Page Mill Road
               (650) 854-4488                               Palo Alto, CA 94304
                                                              (650) 493-9300

                               ----------------

       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration
                                  Statement.

                               ----------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                       Proposed Maximum
       Title Of Each Class Of              Aggregate           Amount Of
     Securities To Be Registered       Offering Price(1)  Registration Fee (2)
------------------------------------------------------------------------------
Common Stock, par value $0.001......      $50,000,000           $13,200
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
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(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Fee previously paid in connection with original filing on February 3, 2000.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


  The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement as set forth in Item 16(a) of Part II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by CrossWorlds in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        Amount
                                                                      to be Paid
                                                                      ----------
      SEC registration fee...........................................  $ 13,200
      NASD filing fee................................................     5,500
      Nasdaq National Market listing fee.............................         *
      Printing and engraving expenses................................   200,000
      Legal fees and expenses........................................   400,000
      Accounting fees and expenses...................................   200,000
      Blue Sky qualification fees and expenses.......................     5,000
      Transfer Agent and Registrar fees..............................         *
      Miscellaneous fees and expenses................................         *
        Total........................................................         *

     --------
     * to be filed by amendment

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article X of CrossWorlds' Amended and Restated Certificate of Incorporation (Exhibit 3.1 hereto) and Article VI of CrossWorlds' Bylaws (Exhibit 3.2 hereto) provide for indemnification of CrossWorlds' directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, CrossWorlds has entered into Indemnification Agreements (Exhibit 10.1 hereto) with its officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among CrossWorlds and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

  Since January 1, 1997, CrossWorlds has sold and issued the following securities:

    1. On March 28, 1997, April 8, 1997 and April 15, 1997, CrossWorlds issued a total of 2,104,144 shares of its Series C preferred stock to private investors for an aggregate cash consideration of $12,625,000. At various times between December 23, 1997 and April 6, 1998, CrossWorlds issued 2,063,307 shares of its Series D preferred stock to private investors for an aggregate cash consideration of $30,950,000. On January 7, 1999, March 26, 1999, and April 20, 1999, CrossWorlds issued a total of 2,883,326 shares of its Series E preferred stock to private investors for an aggregate cash consideration of $17,300,000. On October 1, 1999, CrossWorlds issued 3,671,071 shares of its Series F preferred stock to private investors for an aggregate cash consideration of $25,000,000.

    2. Since inception CrossWorlds has issued 6,793,436 options to purchase common stock of CrossWorlds with a weighted average price of $5.78 to a number of employees and directors of and consultants to CrossWorlds.

    3. On June 26, 1998 CrossWorlds issued warrants to purchase 33,333 shares of its Series C preferred stock with an exercise price of $1.20 per share to Bay Park Plaza Associates LP for value received. On January 27, 1999 CrossWorlds issued warrants to purchase a total of 126,666 shares of its Series E preferred stock with an exercise price of $6.00 per share to Comdisco, Inc. in consideration for a Subordinated Loan and Security Agreement and Master Lease Agreement. On August 9, 1999, CrossWorlds issued warrants to purchase 6,334 shares of its Common Stock with an exercise price of $6.60 per share to Silicon Valley Bank for the agreed upon value of $1.00 and for other good and valuable consideration. On October 7, 1999 CrossWorlds issued warrants to purchase a total of 177,098 shares of its Common Stock with an exercise price of $6.60 per share to Heidrick and Struggles for value received. On February 2, 2000, CrossWorlds issued warrants to purchase 199,996 shares of its common stock at an exercise price of $11.00 per share to private investors.

  The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) or Regulation D, or other applicable exemption of such Securities Act as transactions by an issuer not involving any public offering. In addition, certain issuances described in Item 2 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with CrossWorlds, to information about CrossWorlds.

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits

 Number Description
 ------ -----------
  1.1*  Form of Underwriting Agreement.
  3.1*  Amended and Restated Certificate of Incorporation of CrossWorlds.
  3.2*  Bylaws of CrossWorlds.
  4.1*  Specimen Stock Certificate.
  4.2*  Warrant dated January 7, 1999 issued by CrossWorlds to Comdisco, Inc.
  4.3*  Warrant dated August 9, 1999 issued by CrossWorlds to Silicon Valley
        Bank.
  4.4*  Warrant dated October 11, 1999 issued by CrossWorlds to Heidrick &
        Struggles, Inc.
  4.5*  Form of Warrant dated February 2, 2000 issued by CrossWorlds to certain private investors.
  5.1*  Opinion of Venture Law Group regarding the legality of the common stock being registered.
 10.1*  Fifth Amended and Restated Investor Rights Agreement dated October 1,
        1999 among CrossWorlds and certain investors.
 10.2** Form of Indemnification Agreement between CrossWorlds and each of its officers and directors.
 10.3** 1996 Stock Plan, as amended.
 10.4** 1997 Stock Plan, as amended.
 10.5** 1999 Executive Stock Plan.
 10.6** 2000 Employee Stock Purchase Plan.
 10.7** 2000 Directors' Stock Option Plan.
 10.8*  Employment Agreement dated October 5, 1999 with Alfred J. Amoroso.
 10.9*  Employment Agreement dated January 1, 2000 with Arthur R. Matin.
 10.10* Promissory Note issued to CrossWorlds by James G. Rowley.
 10.11* Secured Loan Agreement, Promissory Note and Security Agreement dated
        November 15, 1999 between CrossWorlds and Barton S. Foster.
 10.12* Form of Change of Control Agreement between CrossWorlds and each of its executive officers.
 10.13+ IBM/OEM Distribution Agreement dated July 11, 1997, with exhibits, including IBM/OEM Program Agreement dated June 3, 1999 and Amendment 01 to OEM Distribution Agreement dated February 9, 2000.
 10.14+ Software License and Support Agreement with Delphi Automotive System
        LLC dated December 21, 1999.
 10.15* Lease Agreement, as amended, dated February 1, 1999 between CrossWorlds and Bay Park Plaza Associates, L.P.
 10.16* Loan Security Agreement dated December 10, 1996 between Silicon Valley
        Bank and CrossWorlds.
 10.17* First Amendment to Loan and Security Agreement dated September 29, 1997 between Silicon Valley Bank and CrossWorlds.
 10.18* Second Amendment to Loan and Security Agreements dated October 28, 1998 between Silicon Valley Bank and CrossWorlds.
 10.19* Loan Modificated Agreement dated September 21, 1999 between Silicon
        Valley Bank and CrossWorlds.
 10.20* Loan Modificated Agreement dated October 18, 1999 between Silicon
        Valley Bank and CrossWorlds.
 10.21* Loan Modificated Agreement dated October 22, 1999 between Silicon
        Valley Bank and CrossWorlds.
 10.22* Loan Modification Agreement dated January 26, 2000 between Silicon
        Valley Bank and CrossWorlds.
 21.1*  List of Subsidiaries.
 23.1   Consent of KPMG LLP.
 23.2*  Consent of Venture Law Group (contained in Exhibit 5.1).
 24.1** Power of Attorney (see page II-5).
 27.1** Financial Data Schedule.

--------
  * To be supplied by amendment.

  ** Previously filed

  + Confidential treatment requested.

(b) Financial Statement Schedules

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlingame, State of California on February 15, 2000.

                                          CROSSWORLDS SOFTWARE, INC.

                                          By:      /s/ Mark R. Kent
                                             ----------------------------------

                                                     Mark R. Kent

                                                  Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                      Title
                                                                     Date


                 *                   President, Chief        February 15, 2000
-----------------------------------   Executive Officer and
         Alfred J. Amoroso            Director (Principal
                                      Executive Officer)

         /s/ Mark R. Kent            Chief Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)
                                                             February 15, 2000
-----------------------------------
           Mark R. Kent

                 *                   Chairman of the         February 15, 2000
-----------------------------------   Board
        Katrina A. Garnett

                 *                   Director                February 15, 2000
-----------------------------------
        Terence J. Garnett

                 *                   Director                February 15, 2000
-----------------------------------
        Frederick W. Gluck

                 *                   Director                February 15, 2000
-----------------------------------
         Andrew K. Ludwick

                 *                   Director                February 15, 2000
-----------------------------------
        Albert A. Pimentel

                 *                   Director                February 15, 2000
-----------------------------------
         Colin F. Raymond

             /s/ Mark R. Kent
 *By: ___________________________________
       Mark R. Kent, attorney-in-fact

                                 EXHIBIT INDEX

 Number Description
 ------ -----------
  1.1*  Form of Underwriting Agreement.
  3.1*  Amended and Restated Certificate of Incorporation of CrossWorlds.
  3.2*  Bylaws of CrossWorlds.
  4.1*  Specimen Stock Certificate.
  4.2*  Warrant dated January 7, 1999 issued by CrossWorlds to Comdisco, Inc.
  4.3*  Warrant dated August 9, 1999 issued by CrossWorlds to Silicon Valley
        Bank.
  4.4*  Warrant dated October 11, 1999 issued by CrossWorlds to Heidrick &
        Struggles, Inc.
  4.5*  Form of Warrant dated February 2, 2000 issued by CrossWorlds to certain private investors.
  5.1*  Opinion of Venture Law Group regarding the legality of the common stock being registered.
 10.1*  Fifth Amended and Restated Investor Rights Agreement dated October 1,
        1999 among CrossWorlds and certain investors.
 10.2** Form of Indemnification Agreement between CrossWorlds and each of its officers and directors.
 10.3** 1996 Stock Plan, as amended.
 10.4** 1997 Stock Plan, as amended.
 10.5** 1999 Executive Stock Plan.
 10.6** 2000 Employee Stock Purchase Plan.
 10.7** 2000 Directors' Stock Option Plan.
 10.8*  Employment Agreement dated October 5, 1999 with Alfred J. Amoroso.
 10.9*  Employment Agreement dated January 1, 2000 with Arthur R. Matin.
 10.10* Promissory Note issued to CrossWorlds by James G. Rowley.
 10.11* Secured Loan Agreement, Promissory Note and Security Agreement dated
        November 15, 1999 between CrossWorlds and Barton S. Foster.
 10.12* Form of Change of Control Agreement between CrossWorlds and each of its executive officers.
 10.13+ IBM/OEM Distribution Agreement dated July 11, 1997, with exhibits, including IBM/OEM Program Agreement dated June 3, 1999 and Amendment 01 to IBM/OEM Distribution Agreement dated February 9, 2000.
 10.14+ Software License and Support Agreement with Delphi Automotive System,
        LLC dated December 21, 1999.
 10.15* Lease Agreement, as amended, dated February 1, 1999 between CrossWorlds and Bay Park Plaza Associates, L.P.
 10.16* Loan Security Agreement dated December 10, 1996 between Silicon Valley
        Bank and CrossWorlds.
 10.17* First Amendment to Loan and Security Agreement dated September 29, 1997 between Silicon Valley Bank and CrossWorlds.
 10.18* Second Amendment to Loan and Security Agreements dated October 28, 1998 between Silicon Valley Bank and CrossWorlds.
 10.19* Loan Modificated Agreement dated September 21, 1999 between Silicon
        Valley Bank and CrossWorlds.
 10.20* Loan Modificated Agreement dated October 18, 1999 between Silicon
        Valley Bank and CrossWorlds.
 10.21* Loan Modificated Agreement dated October 22, 1999 between Silicon
        Valley Bank and CrossWorlds.
 10.22* Loan Modification Agreement dated January 26, 2000 between Silicon
        Valley Bank and CrossWorlds.
 21.1*  List of Subsidiaries.
 23.1   Consent of KPMG LLP.
 23.2*  Consent of Venture Law Group (contained in Exhibit 5.1).
 24.1** Power of Attorney (see page II-5).
 27.1** Financial Data Schedule.

--------

  * To be supplied by amendment.

  ** Previously filed

  + Confidential treatment requested.